Exhibit 4.3.1

$300,000,000

GLOBAL GENERATIONS MERGER SUB INC.

11.00% SENIOR NOTES DUE 2020

JOINDER TO REGISTRATION RIGHTS AGREEMENT

December 28, 2012

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

As Representatives of the Several Initial

Purchasers set forth on Schedule I of

the Purchase Agreement

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of December 28, 2012 (the “Registration Rights Agreement”), among Global Generations Merger Sub Inc. (the “Issuer”), Anvil US 1 LLC, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as the representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”) listed on Schedule I of the Purchase Agreement (as defined below). Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned Ancestry.com Inc. (the “Company”), hereby agrees to accede to the terms of, and assume all of the obligations of the Issuer set forth in, the Registration Rights Agreement, as though the Company had entered into the Registration Rights Agreement on the Closing Date and been named as the “Issuer” therein. The Company agrees that such obligations include, without limitation, (a) all of the obligations of the Issuer to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Issuer’s indemnification and other obligations contained in Section 8 of the Registration Rights Agreement. The Company acknowledges and agrees that all references to the Issuer in the Registration Rights Agreement shall include the Company and that the Company shall be bound by all provisions of the Registration Rights Agreement containing such references.

The undersigned Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the undersigned Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Guarantors” therein. The undersigned Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Guarantors’ indemnification and other obligations contained in Section 8 of the Registration Rights Agreement. Each of the undersigned Guarantors acknowledges and agrees that all references to the Guarantors in the Registration Rights Agreement shall include the undersigned Guarantors and that the undersigned Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

This Joinder Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

ANCESTRY.COM INC.

By:	/s/ Timothy Sullivan
Name: Timothy Sullivan
Title: President and Chief Executive Officer

GLOBAL GENERATIONS INTERNATIONAL INC.

By:	/s/ Brian Ruder
Name: Brian Ruder
Title: President, Chief Executive Officer, and Secretary

ANCESTRY.COM LLC

By:	/s/ Howard Hochhauser
Name: Howard Hochhauser
Title: Manager

ANCESTRY.COM DNA, LLC

By:	/s/ Howard Hochhauser
Name: Howard Hochhauser
Title: Chief Financial Officer

iARCHIVES, INC.

By:	/s/ Howard Hochhauser
Name: Howard Hochhauser
Title: Chief Financial Officer

Reg Rights Agreement Joinder Signature Page

TGN SERVICES, LLC

By:	/s/ Howard Hochhauser
Name: Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY.COM OPERATIONS INC. as Sole Member of WE’RE RELATED, LLC

By:	/s/ Howard Hochhauser
Name: Howard Hochhauser
Title: Chief Financial Officer

ANCESTRY.COM OPERATIONS INC.

By:	/s/ Howard Hochhauser
Name: Howard Hochhauser
Title: Chief Financial Officer

Reg Rights Agreement Joinder Signature Page

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Andrew Earls
Name: Andrew Earls
Title: MD

BARCLAYS CAPITAL INC.

By:	/s/ Christina Park
Name: Christina Park
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Malcolm K. Price
Name: Malcolm K. Price
Title: Managing Director

By:	/s/ Benjamin Gohman
Name: Benjamin Gohman
Title: Director

Registration Rights Agreement Joinder Signature Page

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

RBC CAPITAL MARKETS, LLC

By:	/s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director Head of US Leveraged Finance

For themselves and the other Initial Purchasers named in Schedule I to the foregoing Purchase Agreement.

Registration Rights Agreement Joinder Signature Page